UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 18, 2020
USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Pennsylvania	001-33365	232679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 610-989-0340
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On September 15, 2020, USA Technologies, Inc. (the “Company”) appointed Scott Stewart to fill the role of Chief Accounting Officer of the Company, effective immediately.

Mr. Stewart, age 47, previously served, from 2018 – 2020, as Assistant Controller of Intercontinental Exchange Inc., a publicly traded company developing technology platforms for major markets at key phases of the investing, trading, hedging, and capital raising lifecycle. As Assistant Controller, Mr. Stewart was responsible for overseeing corporate accounting, including management and oversight of the financial consolidation process, production of external financial statements, implementation of new accounting standards, maintaining corporate controls, and compliance with Sarbanes-Oxley across all accounting processes. Mr. Stewart’s previous roles at Intercontinental Exchange Inc. included Senior Director (2014 – 2018), Director (2011 – 2014), and Manager (2007 – 2011). Mr. Stewart is a Certified Public Accountant, and prior to his employment with Intercontinental Exchange Inc., Mr. Stewart was a Senior Auditor at Ernst & Young (where he was employed from 2003 - 2007).

The Company has entered into an offer letter with Mr. Stewart, dated as of August 6, 2020 (the “Stewart Agreement”), pursuant to which Mr. Stewart has commenced employment as the Company’s Chief Accounting Officer, effective as of September 15, 2020. The Stewart Agreement provides Mr. Stewart with a base salary of $275,000 per year (reduced by 20% through December 31, 2020 as part of the Company’s COVID-19-related executive compensation reductions), a target bonus opportunity for fiscal 2021 equal to $125,000 (with a minimum fiscal 2021 bonus of $62,500), and an annual equity award opportunity of up to 20% of his base salary. Mr. Stewart is also eligible to receive a one-time cash signing bonus of $50,000 after he has been employed with the Company for 30 days.

In addition, Mr. Stewart will be awarded an initial equity grant of 125,000 stock options under the Company’s 2018 Equity Incentive Plan (as amended, the “Plan”), with an exercise price equal to the fair market value of a share of the Company’s common stock on the grant date, subject to the terms of a Non-Qualified Stock Option Agreement issued under the Plan. Fifty percent of the stock options will be eligible to vest in three equal annual installments on the first three anniversaries of September 15, 2020, subject to Mr. Stewart’s continued employment through the applicable vesting date.  The remaining 50% of the options will also be eligible to vest in three equal installments on the first three anniversaries of September 15, 2020, subject to Mr. Stewart’s continued employment through the applicable vesting date and so long as certain annual performance goals to be established by the Compensation Committee are achieved for each fiscal year that ends immediately prior to the applicable vesting date.  If at least 80% of the performance goals for an applicable fiscal year are achieved, the Compensation Committee may determine that the portion of the option eligible to vest in respect of such fiscal year will vest on a prorated basis.

The Stewart Agreement contains customary restrictive covenants, including a perpetual confidentiality covenant, as well as a non-compete, non-solicit of customers, and non-solicit of employees that each apply for one year following any termination.

There is no arrangement or understanding between Mr. Stewart and any other persons in connection with Mr. Stewart’s appointment as Chief Accounting Officer (other than the Stewart Agreement), and Mr. Stewart has no family relationship with any director or executive officer of the Company. Mr. Stewart has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

The foregoing summary of the Stewart Agreement does not purport to be complete and is qualified in its entirety by the complete text of the Stewart Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

End of Appointment of Former Chief Accounting Officer

In connection with the appointment of Mr. Stewart as the Company’s Chief Accounting Officer, the appointment of Glen Goold as the Company’s Chief Accounting Officer ended on September 15, 2020.

Item 7.01	Regulation FD Disclosure.

On September 18, 2020, the Company issued a press release announcing the appointment of Mr. Stewart as Chief Accounting Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith.

The press release furnished pursuant to Item 7.01 of this Form 8-K (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the press release shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, by and between Scott Stewart and USA Technologies, Inc., dated as of August 6, 2020.
99.1	Press release dated September 18, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

	By:	/s/ Davina Furnish
Davina Furnish
General Counsel and Secretary
Dated: September 18, 2020